CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q of EuroGas, Inc. (the “Company”) for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wolfgang Rauball, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2004	By:	/s/ Wolfgang Rauball

	Name:	Wolfgang Rauball
	Title:	Chief Executive Officer